As filed with the Securities and Exchange Commission on April 5, 2004
                           Registration No. 333-110533


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                          AMENDMENT NO. 4 TO FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                MONACO GROUP INC.
                                -----------------

           Delaware                       5141                  98-0404764
(State or other jurisdiction of    (Primary Standard         (I.R.S. Employer
incorporation or organization)         Industrial         Identification Number)
                                 Classification Number)

          20A Voyager Court South, Etobicoke, Ontario, Canada, M9W 5M7
               Telephone (416) 213-0028 Facsimile: (416) 213-9057
          (Address and telephone number of principal executive offices)

                   Peter Nelipa, President, Monaco Group Inc.
          20A Voyager Court South, Etobicoke, Ontario, Canada, M9W 5M7
               Telephone (416) 213-0028 Facsimile: (416) 213-9057
           (Name, address and telephone number for Agent for Service)

                                  With copy to:
                              Thomas E. Stepp, Jr.
                                 Stepp Law Group
             32 Executive Park, Suite 105, Irvine, California 92614
                     Tel: (949) 660-9700 Fax: (949) 660-9010

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                       CALCULATION OF REGISTRATION FEE
==================================================================================================================
 Title of each Class     Amount to be    Proposed Maximum Offering  Proposed Maximum Aggregate      Amount of
    of Securities         Registered        Price per share (1)           Offering Price        Registration Fee
---------------------  ----------------  -------------------------  --------------------------  ------------------
     Common Stock          326,500                 $1.00                     $326,500                $26.42

(1) Estimated in accordance with Rule 457(o) solely for the purpose of computing the amount of the registration fee based on a bona fide estimate of the maximum offering price.

                                   PROSPECTUS
                                   ----------

                               MONACO GROUP INC.,
                               ------------------
                             A DELAWARE CORPORATION
                             ----------------------


               326,500 Shares of Common Stock of Monaco Group Inc.
               ---------------------------------------------------

This prospectus relates to 326,500 shares of $0.001 par value common stock of Monaco Group Inc., a Delaware corporation, which may be resold from time to time by certain selling stockholders of the company. Our common stock is not currently listed on any national exchange or electronic quotation system. In connection with any sales, any broker or dealer participating in such sales may be deemed to be an underwriter within the meaning of the Securities Act of 1933.

You should  carefully  consider  the Risk  Factors  beginning  on Page 5 of this
--------------------------------------------------------------------------------
prospectus before purchasing any of the common stock offered by this prospectus.
--------------------------------------------------------------------------------

A registration statement relating to these securities has been filed with the Securities and Exchange Commission. Our selling stockholders may not offer or sell their shares of our common stock until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither  the  Securities  and  Exchange  Commission  nor  any  state  securities
--------------------------------------------------------------------------------
commission has approved or  disapproved  of these  securities or passed upon the
--------------------------------------------------------------------------------
adequacy or accuracy of this prospectus. Any representation to the contrary is a
--------------------------------------------------------------------------------
criminal offense.
-----------------

The selling stockholders will offer their shares at the designated price ($1.00) until their shares are quoted on the Over the Counter (OTC) Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.




                  The date of this prospectus is April 5, 2004

                                MONACO GROUP INC.


                                Table of Contents



PROSPECTUS SUMMARY...........................................................3
THE OFFERING.................................................................3
SUMMARY OF FINANCIAL DATA....................................................4
RISK FACTORS.................................................................5
FORWARD LOOKING STATEMENTS...................................................9
USE OF PROCEEDS.............................................................10
DILUTION....................................................................10
DETERMINATION OF OFFERING PRICE.............................................11
DIVIDEND POLICY.............................................................11
SELLING STOCKHOLDERS........................................................11
PLAN OF DISTRIBUTION........................................................13
LEGAL PROCEEDINGS...........................................................13
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, CONTROL PERSONS...................14
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..............15
DESCRIPTION OF SECURITIES...................................................16
EXPERTS.....................................................................16
LIMITATION OF LIABILITY AND INDEMNIFICATION.................................17
ORGANIZATION WITHIN LAST 5 YEARS............................................17
DESCRIPTION OF BUSINESS.....................................................18
REPORTS TO STOCKHOLDERS.....................................................24
MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION...................24
DESCRIPTION OF PROPERTY.....................................................27
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................28
MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS.....................29
EXECUTIVE COMPENSATION......................................................31
ADDITIONAL INFORMATION......................................................31
TRANSFER AGENT AND REGISTRAR................................................32
REPRESENTATIONS.............................................................32
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE........................................................32

                               PROSPECTUS SUMMARY
                               ------------------

We are a developmental stage company, incorporated under the laws of the State of Delaware on July 21, 2003. We have two wholly owned subsidiaries, Monaco (Canada) Inc., incorporated under the laws of the Province of Ontario on July 25, 2003, and MG Holdings Inc., incorporated under the laws of the Province of Ontario on November 10, 2003. In October 2003, we entered the grocery distribution business in Canada. We plan to enter the business of brokerage, sales, merchandising and distribution of grocery and consumer products across Canada and the United States to independent and chain grocery stores, discount stores, drug stores, convenience stores and other distributors.

Our principal business address, telephone number and facsimile number are 20A Voyager Court South, Etobicoke, Ontario, M9W 5M7, telephone (416) 213-0028 and facsimile (416) 213-9057.

We have received an opinion from our auditors regarding our ability to continue in business as a going concern, because we have not generated material revenues since our formation. We recently commenced operations in October 2003.

                                  THE OFFERING
                                  ------------

This prospectus relates to 326,500 shares of our common stock to be sold by the selling stockholders identified in this prospectus. The selling stockholders will offer their shares at the designated price ($1.00) until their shares are quoted on the Over the Counter (OTC) Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We intend to apply to the NASD to have the prices of our shares quoted on the Over the Counter (OTC) Bulletin Board electronic quotation service. To date no actions have been taken to apply to the NASD to have the prices of our shares quoted on the Over the Counter
(OTC) Bulletin Board electronic quotation service.

                            SUMMARY OF FINANCIAL DATA
                            -------------------------

The summarized consolidated financial data presented below is derived from and should be read in conjunction with our audited consolidated financial statements from July 21, 2003 (date of inception) to the period ended December 31, 2003 including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled "Management's Discussion and Analysis" in this prospectus.


                                                From July 21, 2003
                                                (Date of Inception) to
                                                December 31, 2003(1)
                                                ---------------------
                Revenue                         $ 48,834
                Gross Profit                    $  1,837
                Net Loss for the Period         $(83,378)
                Basic Loss Per Share            $  (0.02)

                                                As at
                                                December 31, 2003
                                                ------------------
                Cash                            $  6,977
                Total Assets                    $  6,977
                Accumulated Deficit             $(83,378)
                Total Stockholders' Equity      $  1,272

(1) Our company was incorporated on July 21, 2003 and has not completed a full financial fiscal year.

                                  RISK FACTORS
                                  ------------

An investment in our common stock involves a high degree of risk. Prospective investors should carefully consider the following factors concerning the business of Monaco Group Inc. and its subsidiaries and the offering, and should consult independent advisors as to the technical, tax, business and legal considerations regarding an investment in shares of our common stock. No purchase of our common stock should be made by any person who is not in a position to lose the entire amount of his/her investment.

We will need to raise additional  capital to effectuate our business plan. If we
--------------------------------------------------------------------------------
fail to raise additional  capital,  we will not be able to grow our business and
--------------------------------------------------------------------------------
our business may fail.
----------------------

To broker and market products, we will need to raise additional funds. We anticipate that we will require significant funds for the marketing and promotion of food brands. Our failure to obtain additional funds would significantly limit or eliminate our ability to fund our brokerage and marketing activities. This would have a material adverse effect on our ability to commence our planned brokerage and marketing business and compete with other brand developers and food brokers.

To distribute products, we may need to raise additional funds. Our failure to obtain additional funds would significantly limit our ability to grow our distribution business. This would have a material adverse effect on our ability to compete with other product distributors.

Additionally, we require the use of a third-party warehouse to store and distribute our products. Currently, we receive warehousing services, when needed, at no charge. After June 30, 2004, we will have to pay for warehousing services. We may continue to utilize the services of our current warehousing services provider at this time, and would thus make payment to a corporation controlled by our CFO and director, Suzanne Lilly. We will need to raise additional funds to do so. Our failure to obtain additional funds would significantly limit or eliminate our ability to storage and distribute our products. This would have a material adverse effect on our ability to commence operations.

We anticipate that we may seek additional funding through loans or through public or private sales of our securities. Adequate funds may not be available when needed or on terms acceptable to us. In the event that we are not able to obtain additional funding on a timely basis, our business may fail or we may be required to limit our proposed operations.

Our company has a limited operating history and, therefore, we do not know if we
--------------------------------------------------------------------------------
can achieve profitability.
--------------------------

From the date of our incorporation on July 21, 2003, to the date of this registration statement, we have not generated material revenues. Our operating activities during this period consist solely of limited grocery distribution in Canada. Our limited operating history makes it difficult or impossible to predict future results of our operations.

We have an accumulated  deficit and do not have material earnings,  as such, our
--------------------------------------------------------------------------------
business may fail and you may lose some or all of your  investment in our common
--------------------------------------------------------------------------------
stock.
------

We are in the development stage and have not generated material revenues since our inception. Our only source of funds has been the sale of our common stock and limited income from grocery distribution in Canada through our operating subsidiary Monaco (Canada) Inc. We have an accumulated deficit of $83,378 as of December 31, 2003, and we continue to incur operating expenses and legal and accounting expenses. These factors raise substantial doubt about our ability to continue as a going concern. Our auditors have raised substantial doubt regarding our ability to continue as a going concern, specifically, because we are in the development stage, and have no established source of revenue and we are dependent on our ability to raise capital from shareholders or other sources to sustain operations.

Because we can issue  additional  common shares,  purchasers of our common stock
--------------------------------------------------------------------------------
may experience dilution.
------------------------

We are authorized to issue up to 10,000,000 common shares, of which 4,446,500 are issued and outstanding. Our board of directors has the authority to cause our company to issue additional shares of common stock or issue warrants or options to purchase shares of common stock without the consent of any of our shareholders. Consequently, our shareholders may experience dilution in their ownership of our company in the future.

Our officers  and  directors  are engaged in other  businesses.  Therefore,  our
--------------------------------------------------------------------------------
officers and directors may not devote sufficient time to our affairs,  which may
--------------------------------------------------------------------------------
restrict  our  ability  to  develop  our food  brokerage  business  and grow our
--------------------------------------------------------------------------------
distribution business.
----------------------

The persons serving as our officers and directors have existing responsibilities and may have additional responsibilities to provide management and services to other entities. As a result, conflicts of interest between us and the other activities of those entities may occur from time to time, in that our officers and directors shall have conflicts of interest in allocating time, services, and functions between our affairs and the other business ventures in which they may be or become involved.

The  success  of our  company  is  dependent  on  management  that  has  limited
--------------------------------------------------------------------------------
experience in the brokerage,  sales,  merchandising  and distribution of grocery
--------------------------------------------------------------------------------
and consumer products.
----------------------

Our management has only limited experience with the business of brokerage, sales, merchandising and distribution of grocery and consumer products. Such lack of experience may cause our business to be less successful than it would be under the management of individuals experienced in the grocery and consumer product business. Moreover, our current cash will be sufficient to recruit no more than one qualified staff member to assist our current management.

We are party to certain related party  transactions that may create conflicts of
--------------------------------------------------------------------------------
interest, and we do not have procedures in place to resolve such conflicts.
---------------------------------------------------------------------------

We have a Loan Facility Agreement with Burgio Family Holdings Inc., our largest stockholder. Amounts outstanding under this loan agreement are payable on demand upon 30 days written notice. Skyway Wholesale Grocers Inc., a subsidiary of Burgio Family Holdings Inc., our largest stockholder, is a wholesaler of grocery and related products to various independent and chain retailers throughout Canada. The relationship between us, Burgio Family Holdings Inc., and Skyway, a participant in our industry, may create a conflict of interest with regard to our loan agreement. Further, we may, at some point, enter into transactions with Skyway, and these transactions may create conflicts of interest. Such conflicts of interest may negatively affect our business.

Additionally, we receive warehousing services, when needed, at no charge, from a corporation controlled by our CFO and director, Suzanne Lilly. After June 30, 2004, we will have to pay for warehousing services. We may continue to utilize the services of our current warehousing services provider at this time, and would thus make payment to a corporation controlled by our CFO and director, Suzanne Lilly. Though we believe that this corporation charges rates in line with standard market rates, the payments to a company controlled by our CFO and director, Suzanne Lilly creates a potential conflict of interest. We do not have procedures in place to resolve such conflicts of interest.

Because we do not intend to pay any  dividends  on our common  stock,  investors
--------------------------------------------------------------------------------
seeking  dividend  income  or  liquidity  should  not  purchase  shares  in this
--------------------------------------------------------------------------------
offering.
---------

We do not currently anticipate declaring and paying dividends to our stockholders in the near future. It is our intention to apply net earnings, if any, in the foreseeable future to increasing our working capital. Prospective investors seeking or needing dividend income or liquidity should, therefore, not purchase our common stock. We currently have limited revenues, so there can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of our shares, and, in any event, a decision to declare and pay dividends is at the sole discretion of our Board of Directors, whose members do not intend to pay any dividends on our common stock for the foreseeable future.

We are required to indemnify our officers and directors in certain circumstances
--------------------------------------------------------------------------------
for  claims  against  them that may  result  in  significant  costs,  therefore,
--------------------------------------------------------------------------------
reducing our profitability and our ability to continue our business.
--------------------------------------------------------------------

Article SEVENTH of our Certificate of Incorporation provides, among other things, that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for:

     o    any  breach  of  such   director's  duty  of  loyalty  to  us  or  our
          stockholders;
     o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
     o liability for unlawful payments of dividends or unlawful stock purchase or redemption by us; or
     o any transaction from which such director derived any improper personal benefit.

Accordingly, our directors may have no liability to our stockholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our stockholders.

If we are unable to pay our debt  obligations  when due, our lenders  could take
--------------------------------------------------------------------------------
actions which could restrict our ability to operate or render us insolvent.
---------------------------------------------------------------------------

Amounts outstanding under our loan agreement with Burgio Family Holdings Inc. are payable on demand upon 30 days written notice. Although we currently have limited borrowings under the loan agreement, our plan of operations contemplates increased borrowing under the loan agreement and possibly further loans from other sources.

Future cash flows may not be adequate to meet our debt obligations, resulting in default. A default under the loan agreement with Burgio Family Holdings Inc. or other debt obligations could result in lender actions which might restrict our investment in our business; limit our ability to react to changes in market conditions due to a lack of resources; increase our risk of not surviving an extended downturn in the business compared to other competitors whose capital structures are less highly leveraged; or cause us to seek protection from our creditors through bankruptcy proceedings or otherwise. In the event of our liquidation, funds borrowed from Burgio Family Holdings Inc. under the loan agreement would have priority for repayment over funds invested by stockholders.

Our  common  stock is  considered  to be penny  stock and  subject to the "penny
--------------------------------------------------------------------------------
stock" rules, which may adversely affect the liquidity of our common stock.
---------------------------------------------------------------------------

The Securities and Exchange Commission has adopted regulations that define a penny stock to be any equity security that has a market price, as defined in those regulations, of less than U.S. $5.00 per share, subject to certain exceptions. Our securities will be subject to the low priced security or so-called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors. Generally, for any transaction involving a penny stock, a broker-dealer is required to deliver, prior to the transaction, a disclosure schedule relating to the penny stock market as well as disclosure concerning, among other things, the commissions payable, current quotations for the securities and information on the limited market in penny stocks. The administration requirements imposed by these rules may affect the liquidity of our common stock.

Our inability to obtain manufacturer clients and vendors for grocery and related
--------------------------------------------------------------------------------
products for our  brokerage  business will  significantly  affect our ability to
--------------------------------------------------------------------------------
effectuate our business plan and generate revenues.
---------------------------------------------------

We currently have no client base for our brokerage services. It will be difficult to establish a client base for our services due to the competition in the grocery brokerage industry. If we are unable to establish a client base for our brokerage services, our business will fail.

If we cannot  locate  additional  suppliers of brand-name  grocery  products and
--------------------------------------------------------------------------------
additional customers for such products,  our distribution business will not grow
--------------------------------------------------------------------------------
as planned.
-----------

We currently rely on a limited number of suppliers of brand-name grocery products in our distribution business. We are attempting to find additional suppliers so that we can provide our customers with additional products and competitive prices on those products. If we do not locate additional suppliers, we will not be able to grow our customer base or compete successfully with other distributors. Additionally, if our current suppliers do not choose to continue to do business with us, and we are not able to find suitable replacements, we will not be able to generate any revenue.

We currently rely a few major customers for all of our revenue in our distribution business. To grow our distribution business, we will be required to increase this customer base. If we do not increase our customer base, our distribution business will not be profitable, which might result in the loss of some or all of your investment in our common stock.

Because  our  industry  is  highly  competitive  and we may  not  have  adequate
--------------------------------------------------------------------------------
resources to market our products and services in order to compete  successfully,
--------------------------------------------------------------------------------
an investment in our company is highly speculative.
---------------------------------------------------

Competition in the grocery and foodservice industry is intense. Most of our competitors have substantially greater experience, financial and technical resources, marketing and development capabilities than we do. Many of those competitors with greater financial resources can afford to spend more resources than we can to market their products and services. We cannot guaranty that we will succeed in marketing our products and services.

The food brokerage industry is highly fragmented and competitive. Our competitors include several large privately held companies and numerous small privately held food brokers. In addition, we expect that we will face additional competition from new entrants into the food brokerage market, due to the relatively low barriers to entry. The food brokerage industry is currently undergoing substantial consolidation. In addition, many manufacturers employ sales personnel to sell direct to retailers, wholesalers and distributors. Further, food brokers also compete with specialty distributors, wholesalers and other entities engaged in businesses which provide distribution to manufacturers, retailers, food service establishments and consumers. Certain of these competitors may have lower overhead costs than us, have greater financial resources than us, or have better knowledge of, or relationships in, local and regional markets, which may give such competitors advantages in offering services and products that are similar to our services and products. There can be no assurance that we will be successful against such competition.

Our planned  acquisition  strategy  may not provide  economic  benefits  and may
--------------------------------------------------------------------------------
impair our financial condition.
-------------------------------

We plan to pursue acquisitions in the food business. However, we cannot guarantee that we will be able to consummate any acquisitions on favorable terms. If we do complete any acquisitions, we cannot be certain that we will realize any anticipated benefits from those acquisitions. In addition, acquisitions will require significant financial resources. Available cash will not be sufficient to fund acquisitions. We are not certain that we will be able to obtain financing to fund any acquisitions.

Because our officers, directors and principal stockholders control a substantial
--------------------------------------------------------------------------------
portion  of our  common  stock,  you will  have  little or no  control  over our
--------------------------------------------------------------------------------
management or other matters requiring stockholder approval.
-----------------------------------------------------------

Our officers, directors and principal stockholders, in the aggregate, beneficially own a majority of our outstanding common stock. As a result, they have the ability to control matters affecting minority stockholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares. Because our officers, directors and principal stockholders control our business, investors will not be able to replace our management if they disagree with the way our business is being run. Our largest stockholder also has controlling interests in other grocery distribution companies.

We lack a public  market  for  shares of our  common  stock,  which will make it
--------------------------------------------------------------------------------
difficult for investors to sell their shares.
---------------------------------------------

There is no public market for shares of our common stock. We cannot guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock.

The offering price was determined  arbitrarily  and may not reflect the value of
--------------------------------------------------------------------------------
the shares.
-----------

The offering price for the shares of common stock has been arbitrarily established and was not determined by reference to any traditional criteria of value, such as book value, earnings or assets.

                           FORWARD LOOKING STATEMENTS
                           --------------------------

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors", that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

                                 USE OF PROCEEDS
                                 ---------------

The shares of common stock offered hereby are being registered for the account of the selling stockholders identified in this prospectus. All net proceeds from the sale of the common stock will go to the respective selling stockholders who offer and sell their shares of common stock. We will not receive any part of the proceeds from such sales of common stock.

                                    DILUTION
                                    --------

Since all of the shares being registered are already issued and outstanding, no dilution will result from this offering.

                         DETERMINATION OF OFFERING PRICE
                         -------------------------------

The offering price of the 326,500 shares of common stock being offered by the selling stockholders has been determined arbitrarily and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any material revenues to date, the price of the common stock is not based on past earnings, nor is the price of the common stock indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

                                 DIVIDEND POLICY
                                 ---------------

We have never paid cash dividends and we do not intend to pay any cash dividends with respect to our common stock in the foreseeable future. We intend to retain any earnings for use in the operation of our business. Our Board of Directors will determine dividend policy in the future based upon, among other things, our results of operations, financial condition, and other factors deemed relevant at the time. We intend to retain appropriate levels of earnings, if any, to support our business activities.

                              SELLING STOCKHOLDERS
                              --------------------

The following list of selling stockholders includes (1) the number of shares of common stock currently owned by each selling stockholder, (2) the number of shares being offered for resale by each selling stockholder; and (3) the number and percentage of shares of common stock to be held by each selling stockholder after the completion of this offering. The registration of the shares does not necessarily mean that the selling stockholders sell all or any of their shares.


As of April 5, 2004 there were 4,446,500 shares of common stock outstanding.


Name of Beneficial          Amount of Beneficial   Shares of Common  Shares of Common Stock
Owner                     Ownership Prior to This  Stock Being Sold  Beneficially Owned After
                                Offering(1)        Pursuant to This  This Offering
                                                   Prospectus(2)
-------------------------  ----------------------  ----------------  ------------------------
                           NUMBER      PERCENT     NUMBER            NUMBER      PERCENT
-------------------------  ---------   ----------  ----------------  ---------  -------------
Selina Tombs(3)            100,000       2.25%     100,000              0            0%
Tony Carbonara(3)           75,000       1.69%      75,000              0            0%
Diana Ferracuti              2,500        *          2,500              0            0%
John Preece                  2,500        *          2,500              0            0%
Blair Laing                  2,500        *          2,500              0            0%
Ricardo Luzuriaga            2,500        *          2,500              0            0%
Martino Mazza               10,000        *         10,000              0            0%
Michael Delduca              2,500        *          2,500              0            0%
Jeff Mazza                   1,000        *          1,000              0            0%
Ignazio Mazza                1,000        *          1,000              0            0%
Giovanni Marino              1,000        *          1,000              0            0%
Michael Vendittelli          2,500        *          2,500              0            0%
Carmela Agnino               1,000        *          1,000              0            0%
Martin Agnino               25,000        *         25,000              0            0%
Brett Read                   2,500        *          2,500              0            0%
Richard Abbass               2,500        *          2,500              0            0%
Joseph Agnino                2,500        *          2,500              0            0%
Luisa Fortino                1,000        *          1,000              0            0%




                                       11






Name of Beneficial          Amount of Beneficial   Shares of Common  Shares of Common Stock
Owner                     Ownership Prior to This  Stock Being Sold  Beneficially Owned After
                                Offering(1)        Pursuant to This  This Offering
                                                   Prospectus(2)
-------------------------  ----------------------  ----------------  ------------------------
Nick Nosowenko               2,500        *          2,500              0            0%
Richard White                2,500        *          2,500              0            0%
Giuseppe Gatti              17,000        *         17,000              0            0%
Michael S. White             2,500        *          2,500              0            0%
Melanie Brown                3,500        *          3,500              0            0%
Robert Kavanagh              5,000        *          5,000              0            0%
Teresa Liberto               5,000        *          5,000              0            0%
Paolo Marzicola              2,500        *          2,500              0            0%
Kristen Harrington           2,500        *          2,500              0            0%
Sally Mullen                 2,500        *          2,500              0            0%
Jesse Cassaday               2,500        *          2,500              0            0%
John Tuzi                    2,500        *          2,500              0            0%
Diane Ashworth               2,500        *          2,500              0            0%
Patricia Savage              2,500        *          2,500              0            0%
Raffaele Prospero           25,000        *         25,000              0            0%
Thomas Kuennen               2,500        *          2,500              0            0%
Sara Kuennen                 2,500        *          2,500              0            0%
Jennifer Hunt-Carbonara      1,000        *          1,000              0            0%
Brett Lindros                2,500        *          2,500              0            0%
=============================================================================================
TOTAL                      326,500       7.34%     326,500              0            0%

     *    Less than 1%

(1) Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty
(60) days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer. We have no options or warrants outstanding and our Certificate of Incorporation, as amended, does not authorize preferred stock.

(2) Assumes that all of the shares held by the selling stockholders and being offered under this prospectus are sold and that the selling stockholders acquire no additional shares of common stock before the completion of this offering. The actual number of shares of common stock offered hereby is subject to change and could be materially greater or lesser than the estimated amount indicated, depending upon a number of factors, including whether the number of shares of common stock outstanding have been adjusted to account for any stock dividend, stock split and similar transactions or adjustment.

(3)  On July 28, 2003, we issued  75,000 and 100,000  shares of our common stock
(as adjusted for the September 29, 2003 stock split) to Tony Carbonara and Selina Tombs, in exchange for consulting services provided to us, which were valued at $17,500. Please see the section entitled "Description of Business - Employees", for a description of the consulting services provided.

                              PLAN OF DISTRIBUTION
                              --------------------

Selling stockholders will offer their shares at the designated price ($1.00) until their shares are quoted on the Over the Counter (OTC) Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We intend to apply to the NASD to have the prices of our shares quoted on its Over the Counter (OTC) Bulletin Board electronic quotation service. To date no actions have been taken to apply to the NASD to have our shares listed on its Over the Counter (OTC) Bulletin Board quotation service. Our common stock is not currently listed on any national exchange or electronic quotation system. Once a market develops, we will file a post-effective amendment to revise the cover page and plan of distribution to indicate that our shares are quoted on the Over the Counter (OTC) Bulletin Board quotation service and thereafter sales may be made at prevailing market prices or a privately negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

     o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
     o an exchange distribution in accordance with the rules of the applicable exchange;
     o    privately negotiated transactions;
     o    a combination of any such methods of sale; and
     o    any other method permitted pursuant to applicable law.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares.

                                LEGAL PROCEEDINGS
                                -----------------

We are not aware of any material legal proceedings against us. We may be involved, from time to time, in various legal proceedings and claims incident to the normal conduct of our business.

            DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, CONTROL PERSONS
            ---------------------------------------------------------
                            AND SIGNIFICANT EMPLOYEES
                            -------------------------


The following table sets forth certain information regarding the executive officers and directors of Monaco Group Inc. as of April 5, 2004:


NAME OF DIRECTOR       AGE     TERM SERVED            POSITIONS WITH COMPANY
-------------------  -------  ---------------------  -----------------------------------
Peter Nelipa           36      Since July 21, 2003    President, Secretary and Director
Suzanne Lilly          52      Since July 21, 2003    Chief Financial Officer, Treasurer
                                                      and Director
Taragh Bracken         32      Since July 21, 2003    Director

All our directors hold office until the next annual meeting of our stockholders or until their successors are elected and qualified. Executive officers hold offices until their successors are elected and qualified, subject to earlier removal by the Board of Directors.

Set forth below is a biographical description of each director and executive officer based upon information supplied by them:


Peter  Nelipa.  Mr.  Nelipa has been the  President,  Secretary,  and one of our
--------------
directors since our inception. Mr. Nelipa is also the President and one of the directors of both of our wholly owned subsidiaries, Monaco (Canada) Inc. and MG Holdings Inc. Since 2001, Mr. Nelipa has held various management positions with New Durham Trading, an importer and exporter of various consumer products. Mr. Nelipa currently works full-time with New Durham Trading. In 1999, Mr. Nelipa co-founded Iceflow Technologies Inc. (formerly IC3), a company that developed a patented technology for cooling liquid products, and served in various management positions until 2001. From 1997 to 1999, Mr. Nelipa was the President of Draft Guys, a company that installs draught systems in restaurant and stadiums. Mr. Nelipa is not an officer or a director of any other reporting company. Mr. Nelipa currently provides 10 to 20 hours a week to us.

Suzanne Lilly. Ms. Lilly has been the Chief Financial Officer, Treasurer and one
--------------
of our directors since our inception. Ms. Lilly is also the Secretary, Treasurer and one of the directors of both of our wholly owned subsidiaries, Monaco
(Canada) Inc. and MG Holdings Inc. Ms. Lilly is responsible for day-to-day operations as well as our administrative and financial activities. Since May 2003, Ms. Lilly has also been the President of Logex Warehousing and Distribution Inc., a company that providing warehousing and distribution services to companies within the grocery industry. Ms. Lilly currently works full-time with Logex. From 2001 to February 2004, Ms. Lilly was a director and interim Chief Financial Officer of @rgentum Management and Research Corporation. From 2001 to 2002, Ms. Lilly was the Chief Financial Officer of Avenue Financial Corporation, a Canadian financial management company listed on the TSX Venture Exchange. From 1991 to 2003, Ms. Lilly has also been a Chartered Accountant in private practice. Ms. Lilly earned her Chartered Accountant designation with PriceWaterhouseCoopers. Ms. Lilly currently provides 10 to 20 hours a week to us.


Taragh  Bracken.  Ms. Bracken has been one of our directors since our inception.
---------------
Ms. Bracken has been a lawyer in private practice since 2001, specializing in civil and commercial litigation, family and criminal law. From 1999 to 2001, Ms. Bracken was a Solicitor for Watkins, Wilson & Associates Inc. Trustees in Bankruptcy. From 1992 to 1996, Ms. Bracken was a Solicitor for O'Mara, Geraghty, McCourt in Ireland. Ms. Bracken was called to the Bar by the Law Society of Ireland in 1992 and qualified as a Solicitor with the Law Society of Upper Canada in 1999.

There is no family relationship between any of our officers or directors. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony, nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
         --------------------------------------------------------------


The following table sets forth, as of April 5, 2004, certain information as to shares of the common stock owned by (i) each person known by management to beneficially own more than 5% of the outstanding common stock, (ii) each of the Company's directors, and (iii) all executive officers and directors of the Company as a group:


Security  Ownership by Management.  The following  table specifies the number of
---------------------------------
shares of our common stock owned by our officers and directors.


NAME AND                        TITLE OF   AMOUNT AND NATURE   PERCENT OF
ADDRESS(1)                      CLASS      OF BENEFICIAL       CLASS(2)
                                           OWNERSHIP
------------------------------  --------   -----------------   -----------
Peter Nelipa(3)(5)              COMMON     830,000 shares       18.67%
President, Secretary and
Director

Suzanne Lilly(4)(5)             COMMON     780,000 shares       17.54%
Chief Financial Officer,
Treasurer and Director

Taragh Bracken(5)               COMMON     630,000 shares       14.17%
Director

All directors and               COMMON     2,240,000 shares     50.38%
named executive
officers as a group

(1) The address for all of the above is c/o Monaco Group, 20A Voyager Court South, Etobicoke, ON, M9W 5M7

(2)  Based on 4,446,500 issued and outstanding shares on April 5, 2004.

(3) Mr. Nelipa is also the President and a director of both of our wholly owned subsidiaries, Monaco (Canada) Inc. and MG Holdings Inc.
(4) Ms. Lilly is also the Secretary, Treasurer and a director of both of our wholly owned subsidiaries, Monaco (Canada) Inc. and MG Holdings Inc.
(5) Pursuant to an Option Agreement, dated as of July 23, 2003, among Peter Nelipa, our President, Secretary and Director, Suzanne Lilly, our Chief Financial Officer and Director, Taragh Bracken, our Director, and us, we have an option to repurchase up to 90% of shares owned by those Directors up to July, 2004 and 75% of the shares to July, 2005 in the event they terminate their employment as directors. The shares may be repurchased by us for 110% of the average amount paid for the stock to July 2004, and 120% to July 2005. The total shares pursuant to this Option Agreement are based on the number of shares owned by those Directors on the date of their termination. As of the date of this prospectus, those Directors owned an aggregate of 2,240,000 shares of our common stock.

Security  Ownership  of Certain  Beneficial  Owners.  Other than  directors  and
---------------------------------------------------
officers, the following table specifies the beneficial owners of 5% or more of our issued and outstanding common stock.


NAME AND                  TITLE OF     AMOUNT AND          PERCENT OF
ADDRESS(1)                CLASS        NATURE OF           CLASS(2)
                                       BENEFICIAL
                                       OWNERSHIP
------------------------  ----------   -----------------   ------------
Burgio Family Holdings    COMMON       1,880,000 shares    42.28%
Inc.(3)(4)

(1) The address for Burgio Family Holdings Inc. is c/o Monaco Group, 20A Voyager Court South, Etobicoke, ON, M9W 5M7.

(2)  Based on 4,446,500 issued and outstanding shares on April 5, 2004.

(3)  Burgio Family Holdings Inc., a corporation owned by Jennifer Burgio.
(4)  Al Burgio is the President and Director of Burgio Family Holdings Inc.

                            DESCRIPTION OF SECURITIES
                            -------------------------


Our authorized capital stock consists of 10,000,000 shares of common stock, having a par value of $0.001 per share. As of April 5, 2004, there were issued and outstanding 4,446,500 shares of common stock and 41 holders of record. All outstanding shares of common stock are fully paid and non- assessable. Holders of our common stock are entitled to one vote per share on each matter submitted to vote at any meeting of stockholders. Holders of a majority of the outstanding shares of common stock will be able to elect the entire Board of Directors, if they choose to do so, in which event the holders of the remaining shares will be unable to elect directors. There are currently three members on the Board of Directors. The common stock has no preemptive or other subscription rights, has no conversion, redemption or retraction rights. Holders of shares of our common stock are also entitled to dividends in such amounts as may be determined in the absolute discretion of our Board of Directors from time to time. Holders of shares of our common stock are also entitled to receive pro rata our net assets in the event of liquidation, dissolution or winding-up or other distribution of assets among our stockholders.


On September 29, 2003, our Certificate of Incorporation was amended so that all of our issued and outstanding shares of $0.001 par value common stock were split at the rate of 10 shares for 1.

Pursuant to an Option Agreement, dated as of July 23, 2003, among Peter Nelipa, our President, Secretary and Director, Suzanne Lilly, our Chief Financial Officer and Director, Taragh Bracken, our Director, and us, we have an option to repurchase up to 90% of shares owned by those Directors up to July, 2004 and 75% of the shares to July, 2005 in the event they terminate their employment as directors. The shares may be repurchased by us for 110% of the average amount paid for the stock to July 2004, and 120% to July 2005. The total shares pursuant to this Option Agreement are based on the number of shares owned by those Directors on the date of their termination. As of the date of this prospectus, those Directors owned an aggregate of 2,240,000 shares of our common stock.

                                     EXPERTS
                                     -------

Amisano Hanson, Chartered Accountants, independent auditors, have audited our financial statements included in this prospectus. Our financial statements are incorporated herein in reliance on Amisano Hanson's report, due to their authority as experts in accounting and auditing.

No "expert", as that term is defined pursuant to Regulation Section 228.509(a) of Regulation S-B, or our "counsel", as that term is defined pursuant to Regulation Section 228.509(b) of Regulation S-B, was hired on a contingent basis, or will receive a direct or indirect interest in us, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this Registration Statement.

                   LIMITATION OF LIABILITY AND INDEMNIFICATION
                   -------------------------------------------

Article SEVENTH of our Certificate of Incorporation provides, among other things, that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for:

     o    any  breach  of  such   director's  duty  of  loyalty  to  us  or  our
          stockholders;
     o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
     o liability for unlawful payments of dividends or unlawful stock purchase or redemption by us; or
     o any transaction from which such director derived any improper personal benefit.

Accordingly, our directors may have no liability to our stockholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our stockholders.

Section 145 of the Delaware General Corporation Law provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to or is involved in any pending, threatened, or completed civil, criminal, administrative, or arbitration action, suit, or proceeding, or any appeal therein or any inquiry or investigation which could result in such action, suit, or proceeding, because of his or her being or having been our director, officer, employee, or agent or of any constituent corporation absorbed by us in a consolidation or merger or by reason of his or her being or having been a director, officer, trustee, employee, or agent of any other corporation or of any partnership, joint venture, sole proprietorship, trust, employee benefit plan, or such enterprise, serving as such at our request or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee, or agent, from and against any and all reasonable costs, disbursements, and attorney's fees, and any and all amounts paid or incurred in satisfaction of settlements, judgments, fines, and penalties, incurred or suffered in connection with any such proceeding.

The aforementioned indemnification continues for a person who has ceased to be a
director,   officer,   employee  or  agent  and  their  heirs,   executors   and
administrators.

(begin boldface)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (The "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
(end boldface)

                        ORGANIZATION WITHIN LAST 5 YEARS
                        --------------------------------

Transactions with Promoters.
----------------------------

On July 23, 2003, Peter Nelipa, Suzanne Lilly, Taragh Bracken and Burgio Family Holdings Inc. were issued 4,000,000 shares of our $.001 par value common stock (as adjusted for the September 29, 2003 stock split) in exchange for their services relating to founding and organizing the business, which were valued at $40,000.

                             DESCRIPTION OF BUSINESS
                             -----------------------

Introduction
------------

We are a developmental stage company incorporated in Delaware on July 21, 2003. We have two wholly owned subsidiaries, Monaco (Canada) Inc., incorporated under the laws of the Province of Ontario on July 25, 2003, and MG Holdings Inc., incorporated under the laws of the Province of Ontario on November 10, 2003.

Current Activities
------------------

In October 2003, we entered the grocery distribution business in Canada through our subsidiary, Monaco (Canada). Since that time, we purchased brand name grocery products manufactured by such companies as Coca Cola, Pepsi Co., Kraft Foods, and Colgate-Palmolive from suppliers on an order-by-order basis and sold these products to a limited number of wholesale customers in Canada. We distributed products to these customers on an order-by-order basis. We currently rely on a few major customers for all of our grocery distribution business.

We currently rely on a limited number of vendors for grocery products. Specifically, PHS Canada, Inc. has provided us with beverage products to distribute and Global Matrix has provided us with household products to distribute.


As of April 5, 2004, we have distributed approximately 26,052 cases of beverage products and 1,040 cases of household products.


We anticipate that we will continue to generate revenue from the wholesale distribution of brand name grocery products in Canada for the foreseeable future through our subsidiary, Monaco (Canada). Our other subsidiary, MG Holdings Inc., has no current business operations.

Products are distributed on either a pickup basis or delivered basis. We do not own trucks and are dependent on common carriers to ship products that are sold on a delivered basis. We require the use of third-party warehouses to store and distribute products. A corporation controlled by our CFO and director, Suzanne Lilly, currently provides warehousing services to us. This corporation has agreed to provide warehousing services, as needed, until June 30, 2004, at no cost. Thereafter, if we require the use of warehousing services from this corporation, it would provide such services, on a per-use basis, in-line with standard market rates. This corporation currently charges its customers at a rate of $3.75 per pallet for inbound, $3.75 per pallet for outbound and $4.50 per pallet per month for storage.

Prospective Activities
----------------------


In April 2004, we, through our subsidiary Monaco (Canada), plan to enter the business of brokerage, sales and merchandising of grocery and consumer products. Over the subsequent months, we plan to grow our brokerage, sales and merchandising business across Canada and the United States. We hope to increase the distribution of grocery and consumer products across Canada and the United States to independent and chain grocery stores, discount stores, drug stores, convenience stores and other distributors. Please see "MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION-Plan of Operations" for a timetable and description of our prospective activities in the next twelve months.


Brokerage.  We anticipate  that our brokerage  business will provide  outsourced
---------
sales, merchandising and marketing services to manufacturers, suppliers and producers of food products and consumer goods. We will act as an independent sales and marketing representative for these types of companies, selling their grocery and consumer products and coordinating their marketing programs with retailers and wholesalers. Our principal source of revenues from the brokerage business shall be commissions that we receive from the companies whose products we broker.

Distribution.  We plan to act as a distributor  for our own products and certain
------------
other products of other companies, as opposed to a full line wholesaler. A full line wholesale has the responsibility of servicing the entire need of a retail operation, whereby a distributor caters to specific merchandising categories.


Skyway Wholesale Grocers Inc., a subsidiary of Burgio Family Holdings Inc., our largest stockholder, is a wholesaler of grocery and related products to various independent and chain retailers throughout Canada. As of April 5, 2004, we have done no transactions with Skyway and no transactions are presently planned. However, it is likely that we may, in the future, purchase products from or sell products to Skyway, from time to time, in the ordinary course of our distribution business. If we enter into any transactions with Skyway, we will not receive from Skyway or grant to Skyway any preferential terms.


Food Brokerage Business
-----------------------


We intend to enter the food brokerage business in April 2004 and intend to grow that business thereafter. Please see "MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION-Plan of Operations" for a timetable and description of our prospective food brokerage activities in the next twelve months.


Strategy. Our strategy in the food brokerage business is as follows:
--------

     o    Develop  Relationships and Increase Customer  Coverage.  We believe we
          ------------------------------------------------------
          can attract food companies to broker by offering superior marketing services on both a national and local basis at a cost much lower than what many food companies could provide through their own in-house sales force. We hope to begin to implement this strategy in the next three months.

     o    Increase Use of Hybrid  Service  Agreements.  Food  brokers  generally
          -------------------------------------------
          provide their clients with account, retail, marketing and sales services and order management services. Food brokers receive commissions from their clients based on a percentage of product sales. In the last several years, food brokers also have entered into agreements with their clients to provide only specific services (referred to as "hybrid" agreements). In these hybrid agreements, food brokers can be compensated by a percentage of sales, by a flat fee per service provided, or a combination of both. We believe that manufacturers with sales personnel that previously did not utilize brokers are beginning to outsource certain services to eliminate the expense of maintaining those services. We anticipate that hybrid agreements will, in the future, generate significant revenue and attract new clients to us. We hope to begin to implement this strategy in the next three months.

     o    Acquisition  Strategy.  We intend to acquire  local and regional  food
          ---------------------
          brokerage companies in the United States and Canada. Potential target companies must have strong account service relationships, complementary product lines, and compatible financial strengths. Acquired companies will likely be held by our subsidiary, MG Holdings Inc. We hope to find a suitable company or suitable companies within the next twelve months, however we have not yet identified any companies that meet our criteria, and we do not have a specific timetable for acquisitions.

Description of our Brokerage Services.
-------------------------------------

The services to be provided by our brokerage business can be divided into 4 categories:

(1)  account service and business development;
(2)  retail services;
(3)  marketing services; and
(4)  order management.

We plan to provide a comprehensive array of these services to manufacturers of consumer goods and products. We plan to market and sell products, on behalf of our clients, to grocery stores, mass merchandisers, membership warehouses, drug stores and convenience stores across the United States and Canada. In connection with this activity, we anticipate providing detailed sales planning and full in-store retail and merchandising support. We plan to be able to offer these services to prospective clients in the next three months.

We believe that strong relationships will be driven by our ability to provide superior sales, marketing, and merchandising services, order management, and innovative promotional planning. To establish strong relationships, we will need to raise additional funds after completion of this offering to fund our sales and marketing activities.

Traditionally, food companies have hired food brokers to provide all of the above-listed services and food brokers have been paid by such companies based on a percentage of products sold. This percentage is typically a commission of 3-5%. In recent years, food brokers have entered into hybrid agreements with clients to provide only specific retail services. These arrangements are in response to increased outsourcing by companies who traditionally had not used food brokers. These hybrid agreements primarily include initial retail shelf set-ups and follow-up shelf management. In hybrid agreements, food brokers are compensated for providing services either as a percentage of product sales, a flat fee, or a combination of both. We believe that offering hybrid services will attract new clients to us and will result in sales of additional services to our clients at a later time.

     o    Account Service and Business  Development.  Brand Development Managers
          -----------------------------------------
          ("BDMs") and Customer Development Managers ("CDMs") work with food companies and their wholesalers and retailers. BDMs work with food companies to develop strategic sales plans for particular products. They also assist food companies in achieving their merchandising goals, including those related to product distribution and shelf placement. CDMs serve specific wholesalers and retailers. They work with these clients in the development of category management initiatives and shelf schematics. Category management involves the strategic grouping and positioning of products on the shelf among other similar type products. The sales plans developed by BDMs and CDMs are executed through the account executive service teams. These teams coordinate and implement the specific sales initiatives on a local basis. For smaller clients, these services can be performed on a local level by account executives. We anticipate having BDMs and CDMs to perform such tasks for our clients. These BDMs and CDMs will interact with our proposed retail service, marketing service and order management groups, as discussed below, to best help our clients grow their businesses.

     o    Retail Services. We anticipate having retail and merchandising service
          ---------------
          personnel to provide our clients with an in-store presence to assess product performance and merchandising conditions. Retail representatives develop relationships with store managers and assist account executives in developing sales plans for our clients' products. Our retail sales organization will execute sales plans at the store level by providing merchandising, shelf management, display, schematic design, pricing and promotional program services. Our retail sales organization shall also be responsible for collecting and reporting in-store conditions.

     o    Marketing  Services.  We anticipate forming a marketing services group
          -------------------
          that will utilize current retail information it collects, together with data received from national marketing research companies to analyze local market conditions and develop marketing strategies for our clients. Retail data is used to determine how products should be priced and placed, the optimal mix of current and new products, and the types of promotions desirable to increase sales. Our marketing services group shall initiate and promote local market events, which often involve sponsorship by our clients of charity promotions, to build brand equity for products.

     o    Order Management.  We anticipate performing all major order management
          ----------------
          functions to facilitate the movement of goods from our food company clients to their customers. All ordering responsibility begins at the local market. We anticipate having an order management system that shall reconcile invoices with purchase orders and process promotional allowances and other credits. We also anticipate employing account administrators and customer service representatives who perform order management functions in the local markets.

Competition in the Brokerage Business.
-------------------------------------

The food brokerage market is large and fragmented, with many small brokers serving numerous local markets and a few large brokers serving multiple regions in the United States and Canada. The entire food distribution business has been consolidating over the past 10 years. As a result, large brokers that can provide services across geographic markets have a competitive advantage.

Food Distribution Business
--------------------------

In October 2003, we entered the grocery distribution business in Canada through our subsidiary, Monaco (Canada). Please see "Current Activities" for a description of our current distribution operations and "MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION-Plan of Operations" for a timetable and description of our prospective food distribution activities in the next twelve months.

Products.  We plan to position  ourselves as a distributor  for our own products
--------
and certain other products of other companies, as opposed to a full line wholesaler. A full line wholesale has the responsibility of servicing the entire need of a retail operation, whereby a distributor caters to specific merchandising categories. We plan to grow our product supplier base over the next twelve months.

Private  and  Controlled  Labels.  If we raise  substantial  capital or generate
--------------------------------
significant revenues, we hope to develop our own private label brands that we will offer exclusively to our customers. Private label lines offer quality products that are equal or superior in quality to comparable nationally advertised brands and value brand products at more competitive prices. We believe that private label brands would generate higher margins for us. We also hope to offer controlled label brands for our customers. Controlled labels are products for which we have exclusive distribution rights to a particular customer or in a specific region. Prior to developing our own private label brands or offering controlled label brands, we will need to grow our distribution business through the use of brand name grocery products and hire employees to perform sales and purchasing functions. It is unlikely that we will develop our own private label brands or offer controlled label brands in the next twelve months.

Pricing.  We anticipate  using market  research and cost analyses as a basis for
-------
pricing products.

Sales and  Marketing.  We plan to develop a sales and marketing team that covers
--------------------
all of Canada and selective regions of the United States. This team will cover all aspects of the retail trade including chain grocery and drug stores, mass merchandise centers, food service outlets, convenience stores and other distributors. If we raise substantial capital or generate significant revenues, we hope to establish a marketing department that will constantly develop and implement innovative marketing programs for all the brands we represent. Please see "Other Business-related Topics-Employees" below for a timeline of our plan to develop a sales and marketing team.

Our Target  Markets.  We believe that our primary  target market will consist of
-------------------
independent and chain grocery and drug stores, mass merchandise centers, other distributors, food service outlets, and convenience stores.

Growth  Strategy.  Our  objective  is to become a supplier  of brand  management
----------------
services and grocery and related products to the grocery and food service industry. Key elements of our growth strategy include:

     o    creating awareness of our products and services;
     o    providing competitive pricing for our products and services;
     o    developing our relationships with clients and customers;
     o    providing additional services for clients and customers;
     o    acquiring  other  companies in the grocery and food service  industry;
          and
     o    pursuing   relationships   with  companies   which  will  support  our
          development.

Competition in the Distribution Business. The food distribution business is very
----------------------------------------
competitive. Our primary competitors are national chains that self-distribute, as well as national, regional and local food distributors and food brokers. The principal competitive factors include price, quality and assortment of product lines, reliability of delivery and the range and quality of customer services. Many of these competitors have greater financial and other resources, and more experience in procurement, sales and marketing, and research and development, than us.

Our current methods of competition in the distribution business include:

     o we gather information from our customers, including the types of products they require for inventory. With that information, we attempt to source such products from our current supplier;
     o we contact our customers, by phone, email, or fax, and explain to them the products that we have access to; and
     o    as we gain  access  to new  products,  we  offer  our  customers  such products.
     o we rely on common carriers to ship our products and per-pallet warehousing to store our products to provide us with greater flexibility and reduce fixed costs.

Factors that currently influence customer orders in our distribution business include:

     o whether the customer has sufficient product inventory when we contact them to offer our products; and
     o whether our pricing is competitive with the pricing the customer is offered by other distributors.

Many organizations within the grocery industry rely on common carriers to a certain degree, because it is often more cost effective versus leasing a full-time truck, employing a driver, paying insurance, and other factors. By using common carriers, a fixed cost is converted to a variable, per use, cost. The same logic applies to warehousing.

Therefore, we plan to rely on common carriers and per-pallet warehousing to provide us with greater flexibility and allow us to better control shipping and warehousing costs while we attempt to expand our distribution business. We feel that the use of common carriers and per-pallet warehousing will allow us to compete more effectively with other competitors with regard to pricing for at least the next 12 months, while we grow.

Other Business-related Topics
-----------------------------

Seasonality.  We  anticipate  our  operation,  as it relates to  groceries;  and
-----------
specifically, inventory levels, sales volume and product mix, will be impacted to some degree by certain holiday periods.


Government Regulation. The conduct of our business, and the distribution and use
---------------------
of many of our products, is subject to various Canadian and United States federal, state, provincial and local laws. Specifically, our planned U.S. distribution and brokerage operations may be subject to regulation by a variety of governmental agencies, including, but not limited to the U.S. Food and Drug Administration, and state and local health departments and other agencies and may be subject to laws, including, but not limited to the Federal Food, Drug, and Cosmetic Act, regarding receipt, storage and distribution of applicable commodities. As of April 5, 2004, our costs to comply with these laws and regulations are not material, individually or in the aggregate. We do not expect compliance with these laws and regulations to materially impact our capital expenditures, earnings or the competitive position.

Patents and Proprietary  Rights. Our success depends in part upon our ability to
-------------------------------
preserve trade secrets and operate without infringing the proprietary rights of other parties. We may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. As of April 5, 2004, we had no patents, trademarks or licenses.

Employees.  As of  April  5,  2004,  we had no  employees,  other  than  our two
---------
executive officers. Two independent consultants, Tony Carbonara and Selina Tombs, have provided services to us, valued at $17,500, which include the development of a proposed sales training program (Ms. Tombs; value $10,000) and the compiling of information pertaining to the grocery industry and prospective suppliers (Mr. Carbonara; value $7,500). In July 2003, we compensated these two consultants for the services provided to us with 175,000 shares of our common stock. As of April 5, 2004, we have not utilized any further services from these two consultants since July 2003.

We currently anticipate that we will hire four employees in the next six months, unless we generate significant revenues. Of these four prospective employees, one would be a purchasing agent, sourcing product for us to sell; two would be salespersons, selling products that are available to us; and the fourth would be an administrative employee, responsible for our day-to-day administrative support needs. As of April 5, 2004, we have not made commitments to hire any such employees. We plan to hire a purchasing agent and salespersons on a commission-only basis, if possible. From time-to-time, we anticipate using the services of independent contractors and consultants to support marketing and sales and business development.


Facilities.  Our executive,  administrative and operating offices are located at
----------
20A Voyager Court South, Etobicoke, Ontario, M9W 5M7. A corporation controlled by Suzanne Lilly, our CFO and a director, currently provides us with approximately 650 square feet of office space, which we anticipate will satisfy our requirements for the next twelve months. This corporation has agreed to provide us with this office space until December 31, 2004 at no charge. Thereafter, we will attempt to negotiate rental or lease terms with this corporation consistent with standard market rates. This corporation also currently provides warehousing services to us. This corporation has agreed to provide warehousing services, as needed, until June 30, 2004, at no cost. Thereafter, if we require the use of warehousing services from this corporation, it would provide such services, on a per-use basis, in-line with standard market rates. This corporation currently charges its customers at a rate of $3.75 per pallet for inbound, $3.75 per pallet for outbound and $4.50 per pallet per month for storage.

                             REPORTS TO STOCKHOLDERS
                             -----------------------

We anticipate that we will be a reporting company and, therefore, will file forms 10-QSB quarterly reports and form 10-KSB annual reports with the SEC. The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We will file our registration statement on EDGAR and, therefore, you can view our registration statement and other filings with the SEC on a Internet site maintained by the SEC that contains reports, proxy and information statements, and for information regarding issuers that file electronically with the SEC at http://www.sec.gov.
                               -------------------

            MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
            ---------------------------------------------------------
                            AND RESULTS OF OPERATION
                            ------------------------

Introduction
------------

We have received a going concern opinion from our auditors stating that our "ability to continue as a going concern is dependent of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due."


At December 31, 2003, the period reflected in our audited financial statements, our accumulated deficit was $83,378.

In October 2003, our wholly-owned subsidiary, Monaco (Canada) Inc., entered the grocery distribution business in Canada. Since that time, we purchased brand name grocery products manufactured by such companies as Coca Cola, Pepsi Co., Kraft Foods, and Colgate-Palmolive from suppliers on an order-by-order basis and sold these products to a limited number of wholesale customers in Canada. We distributed products to these customers on an order-by-order basis. As of December 31, 2003, we have generated revenue of $48,834 from the grocery distribution business in Canada. Cost of sales associated with that revenue totaled $46,997, for a gross profit of $1,837 as of December 31, 2003. Revenue for that period was primarily derived from sales of beverage products.

For the period of July 21, 2003, our incorporation, to December 31, 2003, we also incurred general and administrative expenses in the amount of $85,215. The amount of $40,000 of this total related to consulting services incurred in our organization and formation by our directors and a shareholder. These fees were settled by the issuance of 4,000,000 shares of our common stock. Additionally, two independent consultants have provided services to us, valued at $17,500, which include the development of a proposed sales training program and the compiling of information pertaining to the grocery industry and prospective suppliers. We compensated these two consultants for the services provided to us with 175,000 shares of our common stock. Of the balance, accounting and audit fees amounted to $5,200 and legal fees amount to $19,320 for the period. These fees were primarily incurred in our organization and formation and for this offering. All other general and administrative expenses amounted to $3,195 for the period, consisting primarily of bank charges, office expenses, regulatory filing fees and transfer agent fees.

Our revenue is recognized when our customers accept delivery of the products and ultimate collection is reasonably assured. We ship goods based on the customer approved purchase order at prices negotiated and approved by us.

Plan of Operations
------------------

Over the next twelve months, we plan to enter the food brokerage business and further develop our distribution business.

As of December 31, 2003, we had cash of $6,977 and we had borrowed $1,595 under our loan agreement with Burgio Family Holdings, our largest stockholder. This loan agreement allows us to borrow up to $20,000 at 10% interest. Amounts outstanding under the loan agreement are payable on demand upon 30 days written notice from Burgio Family Holdings Inc. At December 31, 2003, our available funds totaled $25,382, from cash on hand and the unused portion of the loan agreement.

At our current limited level of operations, our available funds could likely satisfy our cash requirements for the next twelve months. However, we plan to increase our business in the next three to six months, and will likely require additional funds to do so.

Specifically, in the next three months, we, through our wholly-owned subsidiary, Monaco (Canada) Inc., plan to start contacting manufacturers and suppliers of food and consumer goods in Canada and offer them our brokerage and marketing services throughout the grocery and foodservice industry in an effort to establish a national presence for those clients. Our management will contact these manufacturers and suppliers through referrals or by cold-calling. We will also offer sales and merchandising services to these manufacturers and suppliers. We anticipate that we will generate revenue from our brokerage business by earning commissions and fees from the sale of the products of our clients to independent and chain grocery stores, discount stores, drug stores, convenience stores and other grocery and foodservice distributors. These activities will require at least $10,000 for the development of brochures for our brokerage business and approximately $20,000 for travel, office supplies, and other selling expenses. In connection with these activities, we intend to use existing cash or borrowings under our loan agreement. If we cannot finance this activity with available cash, then we will seek alternative sources of funding, including loans from our directors, officers, or stockholders, commercial or private lenders, or credit from suppliers. Without regard to the
                                                           ---------------------
existing loan agreement with Burgio Family  Holdings,  our largest  shareholder,
--------------------------------------------------------------------------------
there can be no  assurances  that loans will be  available  from our  directors,
--------------------------------------------------------------------------------
officers or  stockholders on favorable  terms, if at all.  Without regard to the
--------------------------------------------------------------------------------
existing loan agreement with Burgio Family  Holdings,  our largest  shareholder,
--------------------------------------------------------------------------------
there are no agreements  with any of our directors,  officers or stockholders to
--------------------------------------------------------------------------------
provide loans.
--------------

Over the  next  twelve  months,  we plan to  further  develop  our  distribution business in Canada, through Monaco (Canada). On July 24, 2003, we hired a consultant, Tony Carbonara, to compile information pertaining to the grocery industry and prospective suppliers. During the next twelve months, our management will contact these prospective suppliers of grocery products and attempt to establish them as vendors. Our management will also attempt to expand our customer base by continuously offering prospective retail and wholesale customers the grocery products sourced from our existing and prospective suppliers at competitive prices. We anticipate that we will continue to generate revenue from the distribution of grocery products to independent and chain grocery stores, discount stores, drug stores, convenience stores and other grocery and foodservice distributors. To expand the distribution business during the next twelve months, we expect to incur sales and marketing costs of $15,000 and general and administrative costs of $20,000 during this period. We intend to finance these costs by using existing cash, borrowings under our loan agreement and profits generated from our distribution business. If we cannot finance this activity with available cash and the profits generated from the distribution of grocery products, we will seek alternative sources of funding, including loans from our directors, officers, or stockholders, commercial or private lenders, or credit from suppliers. Without regard to the existing loan agreement with Burgio
                       ---------------------------------------------------------
Family Holdings, our largest shareholder,  there can be no assurances that loans
--------------------------------------------------------------------------------
will be available  from our  directors,  officers or  stockholders  on favorable
--------------------------------------------------------------------------------
terms,  if at all.  Without  regard to the existing loan  agreement  with Burgio
--------------------------------------------------------------------------------
Family Holdings,  our largest  shareholder,  there are no agreements with any of
--------------------------------------------------------------------------------
our directors, officers or stockholders to provide loans.
---------------------------------------------------------

In connection with our increased distribution business:

     o To purchase products from vendors to be held as inventory, we may need to raise additional funds. It is unlikely that vendors will give us sufficient credit to fund significant inventory. Therefore, we will need to use our available cash to finance inventory that is not funded by vendor credit. If we do not have enough available cash to finance inventory, then we will need to seek alternative sources of funding, including loans from our directors, officers, or stockholders, or commercial or private lenders.
     o To warehouse any products held in inventory, we will require the use of a third-party warehouse to store such products. A corporation controlled by our CFO and director, Suzanne Lilly, currently provides warehousing services to us. This corporation has agreed to provide warehousing services, as needed, until June 30, 2004 at no cost. Thereafter, if we require the use of warehousing services from this corporation, it would provide such services, on a per use basis, inline with standard market rates. This corporation currently charges its customers at a rate of $3.75 per pallet for inbound, $3.75 per pallet for outbound and $4.50 per pallet per month for storage. If we do not have enough available cash to fund warehousing costs, we will need to raise additional funds to pay for such warehousing by seeking alternative sources of funding, including loans from our directors, officers, or stockholders, or commercial or private lenders.

Over the next three to six months, we plan to recruit a staff of up to four persons to focus on procurement, sales and marketing, administration and to assist with the launch of our business and thereafter commence selling our products and services. We plan to hire a purchasing agent and salespersons on a commission-only basis, if possible. By doing so, we could avoid using our limited cash to pay salaries for these individuals. For salespersons, we intend to pay a commission range of 0.5% to 3.0% of gross sales depending on the type of product sold. We believe that this level of commission will allow us to recruit a qualified salesperson, yet retain a reasonable profit margin. For a purchasing agent, we intend to pay a commission range of 0.5% to 1.0% of gross sales depending on the type of product sold and the cost of product purchased. We believe that this level of commission will allow us to recruit a qualified salesperson, yet retain a reasonable profit margin. An administrative employee hired by us would likely be hired on an hourly basis for approximately $10 to $15 per hour or approximately $20,000 to $30,000 per year. We do not believe that our current cash will be sufficient to recruit a full procurement, sales and marketing, and administrative staff. We could recruit up to one staff member, likely an administrative employee, using available cash and borrowing under our loan agreement. If we cannot finance this activity with available cash, then we will seek alternative sources of funding, including loans from our directors, officers, or stockholders or commercial or private lenders.

Without regard to the existing loan agreement with Burgio Family  Holdings,  our
--------------------------------------------------------------------------------
largest  shareholder,  there can be no  assurances  that loans will be available
--------------------------------------------------------------------------------
from our directors,  officers or  stockholders  on favorable  terms,  if at all.
--------------------------------------------------------------------------------
Without regard to the existing loan agreement with Burgio Family  Holdings,  our
--------------------------------------------------------------------------------
largest shareholder, there are no agreements with any of our directors, officers
--------------------------------------------------------------------------------
or stockholders to provide loans.
---------------------------------


During the next twelve months, we also intend to acquire local and regional food brokerage companies in the United States and Canada. Potential target companies must have strong account service relationships, complementary product lines and compatible financial strengths. Acquired companies will likely be held by our subsidiary, MG Holdings Inc. We hope to find a suitable company or suitable companies within the next twelve months, however we have not yet identified any companies that meet our criteria, and we do not have a specific timetable for acquisitions. Acquisitions will require significant financial resources. Available cash will not be sufficient to fund acquisitions. We would likely finance acquisitions with loans from commercial or private lenders. We are not certain that we will be able to obtain such financing to fund any acquisitions. As of April 5, 2004, we have not identified any prospective acquisitions.


Adequate funds may not be available when needed or on terms acceptable to us. In the event that we are not able to obtain additional funding on a timely basis, our business may fail or we may be required to limit any proposed operations.

                             DESCRIPTION OF PROPERTY
                             -----------------------

Property held by Us. As of the date  specified in the following  table,  we held
-------------------
the following property:


                 Property                  December 31, 2003
       -----------------------------    ------------------------
       Cash                                      $ 6,977
       Property and Equipment, net               $  0.00

We do not presently own any interests in real estate. We do not presently own any inventory or equipment.

Our Facilities. Our executive,  administrative and operating offices are located
--------------
at 20A Voyager Court South, Etobicoke, Ontario, Canada M9W 5M7. A corporation controlled by Suzanne Lilly, our CFO and a director, currently provides us with approximately 650 square feet of office space, which we anticipate will satisfy our requirements for the next twelve months. This corporation has agreed to provide us with office space until December 31, 2004 at no charge. Thereafter, we will attempt to negotiate rental or lease terms with this corporation consistent with standard market rates. This corporation also currently provides warehousing services to us. This corporation has agreed to provide warehousing services, as needed, until June 30, 2004, at no cost. Thereafter, if we require the use of warehousing services from this corporation, it would provide such services, on a per-use basis, in-line with standard market rates. This corporation currently charges its customers at a rate of $3.75 per pallet for inbound, $3.75 per pallet for outbound and $4.50 per pallet per month for storage.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                 ----------------------------------------------

We intend that any transactions between the company and our officers, directors, principal stockholders, affiliates or advisors will be on terms no less favorable to us than those reasonably obtainable from third parties. To date there have been no related party transactions, other than listed below:

Conflicts  Related to Other  Business  Activities.  The  persons  serving as our
-------------------------------------------------
officers and directors have existing responsibilities and, in the future, may have additional responsibilities, to provide management and services to other entities in addition to us. As a result, conflicts of interest between us and the other entities may occur from time to time.


Skyway Wholesale Grocers Inc., a subsidiary of Burgio Family Holdings Inc., our largest stockholder, is a wholesaler of grocery and related products to various independent and chain retailers throughout Canada. As of April 5, 2004, we have done no transactions with Skyway and no transactions are presently planned. However, it is likely that we may, in the future, purchase products from or sell products to Skyway, from time to time, in the ordinary course of our distribution business. If we enter into any transactions with Skyway, we will not receive from Skyway or grant to Skyway any preferential terms.


Suzanne Lilly currently serves as President of Logex Warehousing and Distribution Inc., an Ontario corporation ("Logex"). Logex provides warehousing and distribution services to various companies in the grocery industry. Ms. Lilly currently devotes approximately one fourth of her time to Logex. We do not believe that we have any conflicts of interest with the business of Logex, other than Ms. Lilly's duty to provide management and services. Ms. Lilly currently devotes approximately twenty hours per week to our business, but anticipates that he will devote significantly more hours when we commence operations.

We do not believe that we have any conflicts of interest with any business of Peter Nelipa, other than Mr. Nelipa's duty to provide management and services to other entities. Mr. Nelipa currently devotes approximately ten hours per week to our business, but anticipates that he will devote significantly more hours when we commence operations.

We will attempt to resolve any such conflicts of interest in our favor. Our officers and directors are accountable to us and to our stockholders as fiduciaries, which requires that such officers and directors exercise good faith and integrity in handling our affairs. A stockholder may be able to institute legal action on our behalf or on behalf of that stockholder and all other similarly situated stockholders to recover damages or for other relief in cases of the resolution of conflicts in any manner prejudicial to us.

Related  Party  Transactions.  There  have been no related  party  transactions,
----------------------------
except for the following:

A corporation controlled by Suzanne Lilly, our CFO and a director, currently provides us with approximately 650 square feet of office space, which we anticipate will satisfy our requirements for the next twelve months. This corporation has agreed to provide us with office space until December 31, 2004 at no charge. Thereafter, we will attempt to negotiate rental or lease terms with this corporation consistent with standard market rates. This corporation also currently provides warehousing services to us. This corporation has agreed to provide warehousing services, as needed, until June 30, 2004, at no cost. Thereafter, if we require the use of warehousing services from this corporation, it would provide such services, on a per-use basis, in-line with standard market rates. This corporation currently charges its customers at a rate of $3.75 per pallet for inbound, $3.75 per pallet for outbound and $4.50 per pallet per month for storage.

Skyway Wholesale Grocers Inc., a subsidiary of Burgio Family Holdings Inc., our largest stockholder, is a wholesaler of grocery and related products to various independent and chain retailers throughout Canada. As of the date of this prospectus, we have done no transactions with Skyway, but it is likely that we may, in the future, purchase products from or sell products to Skyway, from time to time, in the ordinary course of business.

On or about July 30, 2003, we issued 120,000 shares of our common stock (as adjusted for the September 29, 2003 stock split) to Peter Nelipa, Suzanne Lilly, Taragh Bracken, and Burgio Family Holdings Inc. in exchange for $12,000. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that Act by the Securities and Exchange Commission.

On July 24, 2003, we entered into a Loan Facility Agreement with Burgio Family Holdings Inc., our largest stockholder. This Loan Facility Agreement allows us to borrow up to $20,000 at 10% interest per annum on all amounts advanced. The money is accessible upon seven days notice to Burgio Family Holdings Inc. and is unsecured and payable on demand upon 30 days written notice from Burgio Family Holdings Inc. We believe that the terms of the Loan Facility Agreement were negotiated in good faith and are as favorable, if not more favorable, than those that could have been negotiated with at arm's length with an unaffiliated third party. We believe that the terms of the Loan Facility Agreement are as favorable, if not more favorable, than those that could have been negotiated with at arm's length with an unaffiliated third party because the loan is unsecured, flexible and provides a reasonable interest rate.

Pursuant to an Option Agreement, dated as of July 23, 2003, among Peter Nelipa, our President, Secretary and Director, Suzanne Lilly, our Chief Financial Officer and Director, Taragh Bracken, our Director, and us, we have an option to repurchase up to 90% of shares owned by those Directors up to July, 2004 and 75% of the shares to July, 2005 in the event they terminate their employment as directors. The shares may be repurchased by us for 110% of the average amount paid for the stock to July 2004, and 120% to July 2005. The total shares pursuant to this Option Agreement are based on the number of shares owned by those Directors on the date of their termination. As of the date of this prospectus, those Directors own an aggregate of 2,240,000 shares of our common stock.

On July 23, 2003, Peter Nelipa, Suzanne Lilly, Taragh Bracken and Burgio Family Holdings Inc. were issued 4,000,000 shares of our $.001 par value common stock (as adjusted for the September 29, 2003 stock split) in exchange for their services relating to founding and organizing our business, which were valued at $40,000. The shares were issued in a transaction that we believe satisfies the requirements of that certain exemption from the registration requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that Act by the Securities and Exchange Commission.

             MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS
             -------------------------------------------------------


As of April 5, 2004, there were issued and outstanding 4,446,500 shares of common stock and 41 holders of record.

There is no trading market for our common stock at present and there has been no trading market to date. We cannot guarantee that a trading market will ever develop or if a market does develop, that it will continue. At April 5, 2004, there are no options or warrants outstanding to purchase shares of our common stock and no options or warrants to purchase our common stock that are authorized and available for grant. We have no shares that are currently eligible for sale under Rule 144. We have 326,500 common shares which we have agreed to register under the Securities Act in this offering for sale by current stockholders. No dividends have been paid on our common stock to date, and we have no plans to pay dividends on our common stock in the foreseeable future.


The Securities and Exchange Commission has adopted a rule that established the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. Our common stock is a penny stock and subject to these rules. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As a result, if trading in our common stock is determined to be subject to the above rules, a stockholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our securities.

                             EXECUTIVE COMPENSATION
                             ----------------------

The following table sets forth the salaries and directors' fees we paid to our executives for the year ended December 31, 2003.

Person                      Year    Salary    Bonus    Other Annual
                                                       Compensation
-------------------------  ------  --------  -------  --------------
Peter Nelipa               2003     $0        $0       $8,000(1)
President, Secretary,
and Director

Suzanne Lilly              2003     $0        $0       $7,500(1)
Chief Financial Officer
and Director

(1) On July 23, 2003, Peter Nelipa was issued 800,000 shares of our $.001 par value common stock and Suzanne Lilly was issued 750,000 shares of our $.001 par value common stock (as adjusted for the September 29, 2003 stock split) in exchange for their services relating to founding and organizing our business, which were valued at $8,000 for Mr. Nelipa and $7,500 for Ms. Lilly..

We do not  compensate  our  Directors  for  their  service  to us as  Directors.
However, on July 23, 2003, Taragh Bracken one of our Directors, was issued 600,000 shares of our $.001 par value common stock (as adjusted for the September 29, 2003 stock split) in exchange for her services relating to founding and organizing our business, which were valued at $6,000.

We do not have an audit committee, nor do we have a compensation committee. We anticipate forming these committees at our next Board of Directors meeting.

                             ADDITIONAL INFORMATION
                             ----------------------

We have filed with the Securities and Exchange Commission, 450 Fifth Street N.W., Washington, D.C. 20549, a registration statement on Form SB-2 covering the common stock being sold in this offering. We have not included in this prospectus all the information contained in the registration statement, and you should refer to the registration statement and our exhibits for further information.

Any statement in this prospectus about any of our contracts or other documents is not necessarily complete. If the contract or document is filed as an exhibit to the registration statement, the contract or document is deemed to modify the description contained in this prospectus. You must review the exhibits themselves for a complete description of the contract or document.

You may review a copy of the registration statement, including exhibits and schedules filed with it, at the SEC's public reference facilities in Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of such materials from the Public Reference Section of the SEC, at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as the company, that file electronically with the SEC.

You may read and copy any reports, statements or other information that we file with the SEC at the addresses indicated above, and you may also access them electronically at the web site set forth above. These SEC filings are also available to the public from commercial document retrieval services.

                          TRANSFER AGENT AND REGISTRAR
                          ----------------------------

The registrar and transfer agent for our common stock will be Pacific Stock Transfer. Its address is 500 E. Warm Springs, Suite 240, Las Vegas, Nevada 89119 and its telephone number at this location is (702) 361-3033.

                                 REPRESENTATIONS
                                 ---------------

(begin boldface)
No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.
(end boldface)

          CHANGES IN AND DISAGREEMENTS WITH ACCOUNTS ON ACCOUNTING AND
          ------------------------------------------------------------
                              FINANCIAL DISCLOSURE
                              --------------------

There are no disagreements with the accountants on accounting policies or financial disclosure.

                                MONACO GROUP INC.
                                -----------------

                  REPORT AND CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2003

                             (Stated in US Dollars)
                              --------------------

TERRY AMISANO LTD.                                                AMISANO HANSON
KEVIN HANSON, CA, CPA (Nevada)                         CHARTERED ACCOUNTANTS and
                                                     CERTIFIED PUBLIC ACCOUNTANT






                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

To the Stockholders,
Monaco Group Inc.

We have audited the accompanying consolidated balance sheet of Monaco Group Inc. as of December 31, 2003 and the related consolidated statements of operations, cash flows and stockholders' equity from July 21, 2003 (Date of Incorporation) to December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements referred to above present fairly, in all material respects, the financial position of Monaco Group Inc. as of December 31, 2003 and the results of its operations and its cash flows for the period from July 21, 2003 (Date of Incorporation) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company's ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and on its ability to raise capital from shareholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Vancouver, Canada                                               "Amisano Hanson"
February 6, 2004                                      CHARTERED  ACCOUNTANTS and
                                            CERTIFIED PUBLIC ACCOUNTANT (NEVADA)









750 West Pender Street, Suite 604                       Telephone:  604-689-0188
Vancouver Canada                                        Facsimile:  604-689-9773
V6C 2T7                                               E-MAIL:  amishan@telus.net

                                MONACO GROUP INC.
                                -----------------
                           CONSOLIDATED BALANCE SHEET
                                December 31, 2003
                             (Stated in US Dollars)
                              --------------------


                                     ASSETS
                                     ------
Current
   Cash                                                           $       6,977
                                                                  ==============


                                   LIABILITIES
                                   -----------
Current
   Accounts payable and accrued liabilities                       $       4,110
   Loans from related party - Note 3                                      1,595
                                                                  --------------

                                                                  $       5,705
                                                                  --------------


                              STOCKHOLDERS' EQUITY
                              --------------------

Common stock, $0.001 par value - Note 4
   10,000,000 shares authorized
   4,446,500 shares issued and outstanding                                4,447
   Additional paid-in capital                                            80,203
Accumulated deficit                                                   (  83,378)
                                                                  --------------

                                                                          1,272
                                                                  --------------

                                                                  $       6,977
                                                                  ==============


Nature and Continuance of Operations - Note 1
Commitments - Notes 3 and 4




















                             SEE ACCOMPANYING NOTES

                                MONACO GROUP INC.
                                -----------------
                      CONSOLIDATED STATEMENT OF OPERATIONS
              for the period July 21, 2003 (Date of Incorporation)
                              to December 31, 2003
                             (Stated in US Dollars)
                              --------------------


Revenue
   Sales                                                          $      48,834

   Cost of sales                                                         46,997
                                                                  --------------

   Gross profit                                                           1,837
                                                                  --------------

General and Administrative Expenses
   Accounting and audit fees                                              5,200
   Bank charges and interest                                                 87
   Consulting fees - Note 5                                              57,500
   Filing and regulatory fees                                             2,184
   Legal fees                                                            19,320
   Office and miscellaneous                                                 179
   Transfer agent fees                                                      745
                                                                  --------------

                                                                         85,215
                                                                  --------------

Net loss for the period                                           $   (  83,378)
                                                                  ==============

Basic loss per share                                              $    (   0.02)
                                                                  ==============

Weighted average number of shares outstanding                         4,324,340
                                                                  ==============






















                             SEE ACCOMPANYING NOTES

                                MONACO GROUP INC.
                                -----------------
                      CONSOLIDATED STATEMENT OF CASH FLOWS
              for the period July 21, 2003 (Date of Incorporation)
                              to December 31, 2003
                             (Stated in US Dollars)
                              --------------------


Cash flows from Operating Activities
   Net loss for the period                                        $   (  83,378)
   Add item not involving cash:
     Issuance of common stock for services                               57,500
   Changes in non-cash working capital item:
     Accounts payable and accrued liabilities                             4,110
                                                                  --------------

                                                                      (  21,768)
                                                                  --------------

Cash flow from Financing Activities
   Issuance of common stock                                              27,150
   Loans from related party                                               1,595
                                                                  --------------

                                                                         28,745
                                                                  --------------

Increase in cash during the period and cash, end of period        $       6,977
                                                                  ==============

Supplemental disclosure of cash flow information
   Cash paid for:
     Interest                                                     $           -
                                                                  ==============

     Income taxes                                                 $           -
                                                                  ==============


Non-cash transactions - Note 6






















                             SEE ACCOMPANYING NOTES

                                MONACO GROUP INC.
                                -----------------
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
             for the period July 21, 2003 (Date of Incorporation) to
                                December 31, 2003
                             (Stated in US Dollars)
                              --------------------


                                              Common Stock           Additional
                                              ------------            Paid-in       Accumulated
                                         Number       Par Value       Capital        Deficit         Total
                                      ------------   ------------   ------------   ------------   ------------
Capital stock issued - Note 4
   For services      - at $0.01         4,000,000    $     4,000    $    36,000    $         -    $    40,000
   For services      - at $0.10           175,000            175         17,325              -         17,500
   For cash          - at $0.10           271,500            272         26,878              -         27,150
Net loss for the period                         -              -              -      (  83,378)     (  83,378)
                                      ------------   ------------   ------------   ------------   ------------
Balance, December 31, 2003              4,446,500    $     4,447    $    80,203    $ (  83,378)   $     1,272
                                      ============   ============   ============   ============   ============



































                             SEE ACCOMPANYING NOTES

                                MONACO GROUP INC.
                                -----------------
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2003
                             (Stated in US Dollars)
                              --------------------


Note 1    Nature and Continuance of Operations
          ------------------------------------

          The Company's business is brokerage, sales, merchandising and distribution of grocery and consumer products across Canada and the United States of America to independent and chain grocery stores, discount stores, drug stores, convenience stores and other distributors.

          These consolidated financial statements have been prepared on a going concern basis. The Company has accumulated a deficit of $83,378 since inception. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

          The Company's current working capital of $1,272 at December 31, 2003 is not sufficient to support current commitments and operations and planned expansion for the next twelve months. The outcome of these matters cannot be predicted with any certainty at this time. The Company has historically satisfied its capital need primarily by issuing equity securities.

          The Company was incorporated in the State of Delaware, United States of America on July 21, 2003 and the fiscal year end is December 31.

Note 2    Summary of Significant Accounting Policies
          ------------------------------------------

          The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement. Actual results may vary from these estimates.

          The consolidated financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

          Principles of Consolidation
          ---------------------------

          These consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Monaco (Canada) Inc., a company incorporated by the Company under the Company Act of Ontario on July 25, 2003 and MG Holdings Inc., a company incorporated by the Company under the Company Act of Ontario on November 10, 2003. All inter-company transactions have been eliminated.

Monaco Group Inc.
Notes to the Consolidated Financial Statements
December 31, 2003
(Stated in US Dollars) - Page 2
 --------------------


Note 2    Summary of Significant Accounting Policies - (cont'd)
          ------------------------------------------

          Foreign Currency Translation
          ----------------------------

          The Company translates amounts into the functional currency, Canadian dollars, and the reporting currency, United States dollars in accordance with Statement of Financial Accounting Standards No. 52. "Foreign Currency Translation". At each balance sheet date, recorded balances that are denominated in a currency other than U.S. dollars are adjusted to reflect the current exchange rate which may give rise to a translation adjustment which is reported as a component of other comprehensive income in the equity section of the balance sheet.

          Monetary assets and liabilities are translated into Canadian dollars at the exchange rate in effect at the end of the year. Non-monetary assets and liabilities are translated at the exchange rate prevailing when the assets were acquired or the liabilities assumed. Revenues and expenses are translated at the rate approximating the rate of exchange on the transaction date. All exchange gains and losses on transactions denominated in currencies other than the functional currency are included in the determination of net income (loss) for the period.

          Revenue Recognition
          -------------------


          Revenue is recognized when the customer has accepted delivery of the products and ultimate collection is reasonably assured. The Company ships goods based on the customer approved purchase order at prices negotiated and approved by the Company.


          Income Taxes
          ------------

          The Company uses the asset and liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards, No. 109 "Accounting for Income Taxes" ("FAS 109"). Under the assets and liability method of FAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

          Basic Loss Per Share
          --------------------

          The Company reports basic loss per share in accordance with the Statement of Financial Accounting Standards No. 128, "Earnings Per Share". Basic loss per share is computed using the weighted average number of shares outstanding during the period.

Monaco Group Inc.
Notes to the Consolidated Financial Statements
December 31, 2003
(Stated in US Dollars) - Page 3
 --------------------


Note 2    Summary of Significant Accounting Policies - (cont'd)
          ------------------------------------------

          Financial Instruments
          ---------------------

          The carrying value of the Company's financial instruments, consisting of cash and accounts payable and accrued liabilities approximate their fair value due to the short maturity of such instruments. Loans from related party also approximate fair value. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

          New Accounting Standards
          ------------------------

          Management does not believe that any recently issued but not effective accounting standards if currently adopted could have a material affect on the accompanying financial statements.

Note 3    Loans from Related Party
          ------------------------

          Loans from related party are due to a shareholder of the Company and are unsecured, bear interest at 10% per annum and are due within seven days of notice. The Company has been provided a line of credit from this related party up to $20,000 on these terms. The shareholder has agreed to waive the interest charge up to December 31, 2003.

Note 4    Common Stock
          ------------

          Capital stock issued, par value and additional paid-in capital have been retroactively adjusted for a forward stock split approved by the Company on September 29, 2003, allocating nine more shares for each one share held.

          Pursuant to an Option Agreement dated July 23, 2003, the Company has an option to repurchase up to 90% of the common stock owned by certain directors of the Company up to July 2004 and 75% of the stock to July 2005 in the event they terminate their employment as directors of the Company. The stock may be repurchased by the Company for 110% of the average amount paid for the stock to July 2004 and 120% to July, 2005. The total stock applicable to this Option Agreement are based on the number of shares owned by those directors of the Company on the date of their termination. At December 31, 2003, directors of the Company subject to the Option Agreement owned an aggregate of 2,240,000 common shares.

Monaco Group Inc.
Notes to the Consolidated Financial Statements
December 31, 2003
(Stated in US Dollars) - Page 4
 --------------------


Note 5    Related Party Transactions - Notes 3 and 6
          --------------------------

          During the period ended December 31, 2003, the Company was charged $40,000 for consulting services related to the organization and formation of the Company by directors and a shareholder of the Company. These fees were settled by the issuance of 4,000,000 common shares at $0.01 per share.

          These charges were measured by the exchange amount which is the amount agreed upon by the transacting parties.

Note 6    Non-cash Transactions
          ---------------------

          Investing and financing activities that do not have a direct impact on current cash flows are excluded from the cash flow statement. During the period ended December 31, 2003, the Company issued 175,000 common shares at $0.10 per share for consulting fees incurred. The Company also issued 4,000,000 common shares at $0.01 per share to related parties for consulting fees incurred. These transactions have been excluded from the statement of cash flows.

Note 7    Deferred Tax Assets
          -------------------

          At December 31, 2003, the Company and its subsidiaries has net operating loss carryforwards, which expire commencing in 2010 and 2022, totalling approximately $83,000, the benefit of which has not been recorded in the financial statements.

          The following table summarizes the significant components of the Company's deferred tax assets:

                                                                    Total
                                                                    -----
          Deferred Tax Assets
            Non-capital losses carryforward                     $    16,600
          Valuation allowance for deferred tax asset                (16,600)
                                                                ------------

                                                                $         -
                                                                ============

          The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carryforwards that is likely to be realized from future operations. The Company has chosen to provide an allowance of 100% against all available income tax loss carryforwards, regardless of their time of expiry.

                      DEALER PROSPECTUS DELIVERY OBLIGATION
                      -------------------------------------

Until                 , 2004,  all  dealers that  effect  transactions in  these
      ----------------
securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
-------

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS
                    -----------------------------------------

Article SEVENTH of our Certificate of Incorporation provides, among other things, that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for:

     o    any  breach  of  such   director's  duty  of  loyalty  to  us  or  our
          stockholders;
     o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
     o liability for unlawful payments of dividends or unlawful stock purchase or redemption by us; or
     o any transaction from which such director derived any improper personal benefit.

Accordingly, our directors may have no liability to our stockholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our stockholders.

Section 145 of the Delaware General Corporation Law provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to or is involved in any pending, threatened, or completed civil, criminal, administrative, or arbitration action, suit, or proceeding, or any appeal therein or any inquiry or investigation which could result in such action, suit, or proceeding, because of his or her being or having been our director, officer, employee, or agent or of any constituent corporation absorbed by us in a consolidation or merger or by reason of his or her being or having been a director, officer, trustee, employee, or agent of any other corporation or of any partnership, joint venture, sole proprietorship, trust, employee benefit plan, or such enterprise, serving as such at our request or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee, or agent, from and against any and all reasonable costs, disbursements, and attorney's fees, and any and all amounts paid or incurred in satisfaction of settlements, judgments, fines, and penalties, incurred or suffered in connection with any such proceeding.

The aforementioned indemnification continues for a person who has ceased to be a
director,   officer,   employee  or  agent  and  their  heirs,   executors   and
administrators.

(begin boldface)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (The "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
(end boldface)

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
                   -------------------------------------------

The following table sets forth the various expenses to be paid by us in connection with the issuance and distribution of the securities being registered, other than sales commissions. All amounts shown are estimates except for amounts of filing and listing fees.

Filing Fee                                                    $26.42
Accounting and Audit Fees                                     $4,000.00
Legal Fees and Expense                                        $15,000.00
Printing and Engraving Expenses (includes EDGAR service)      $1,000.00

                     RECENT SALES OF UNREGISTERED SECURITIES
                     ---------------------------------------

(a)  Securities issued and sold:

On or about October 17, 2003, we accepted a subscription agreement from Brett Lindros to purchase 2,500 shares of our common stock, at a purchase price of $0.10 per share, for a total gross proceeds of $250. Mr. Lindros is a resident of Ontario, Canada. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that Act by the Securities and Exchange Commission.

On September 29, 2003, our Certificate of Incorporation was amended so that all of our issued and outstanding shares of $0.001 par value common stock were split at the rate of 10 shares for 1.

In September 2003, we accepted  subscription  agreements from  thirty-four  (34)
investors to purchase an aggregate of 14,900 shares of our common stock, at a purchase price of $1.00 per share for a total gross proceeds of $14,900. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that Act by the Securities and Exchange Commission.

All of the purchasers of these shares were non-residents of the United States and are listed below. On September 29, 2003, these shares were split at the rate of 10 shares for 1.

NAME                      RESIDENCY           NUMBER(1)
------------------------  ------------------  ------------
Diana Ferracuti           Ontario, Canada       2,500
John Preece               Ontario, Canada       2,500
Blair Laing               Ontario, Canada       2,500
Ricardo Luzuriaga         Ontario, Canada       2,500
Martino Mazza             Ontario, Canada      10,000
Michael Delduca           Ontario, Canada       2,500
Jeff Mazza                Ontario, Canada       1,000
Ignazio Mazza             Ontario, Canada       1,000
Giovanni Marino           Ontario, Canada       1,000
Michael Vendittelli       Ontario, Canada       2,500
Carmela Agnino            Ontario, Canada       1,000
Martin Agnino             Ontario, Canada      25,000
Brett Read                Ontario, Canada       2,500
Richard Abbass            Ontario, Canada       2,500
Joseph Agnino             Ontario, Canada       2,500
Luisa Fortino             Ontario, Canada       1,000
Nick Nosowenko            Ontario, Canada       2,500
Richard White             Ontario, Canada       2,500
Giuseppe Gatti            Ontario, Canada      17,000
Michael S. White          Ontario, Canada       2,500
Melanie Brown             Ontario, Canada       3,500
Robert Kavanagh           Ontario, Canada       5,000
Teresa Liberto            Ontario, Canada       5,000

NAME                      RESIDENCY           NUMBER(1)
------------------------  ------------------  ------------
Paolo Marzicola           Ontario, Canada       2,500
Kristen Harrington        Ontario, Canada       2,500
Sally Mullen              Ontario, Canada       2,500
Jesse Cassaday            Ontario, Canada       2,500
John Tuzi                 Ontario, Canada       2,500
Diane Ashworth            Ontario, Canada       2,500
Patricia Savage           Ontario, Canada       2,500
Raffaele Prospero         Ontario, Canada      25,000
Thomas Kuennen            Ontario, Canada       2,500
Sara Kuennen              Ontario, Canada       2,500
Jennifer Hunt-Carbonara   Ontario, Canada       1,000
==========================================================
TOTAL                                          149,000

(1)  Number of shares as adjusted for the September 29, 2003 stock split

On or about July 30, 2003, we issued 12,000 shares of our common stock for $1.00 per share to Peter Nelipa, Suzanne Lilly, Taragh Bracken, and Burgio Family Holdings Inc. in exchange for $12,000. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that Act by the Securities and Exchange Commission. On September 29, 2003, these shares were split at the rate of 10 shares for 1.

On July 28, 2003, we issued 17,500 shares to two independent consultants. In exchange for the shares, the consultants have provided services to us, including the development of a proposed sales training program and the compiling of information pertaining to the grocery industry and prospective suppliers. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that Act by the Securities and Exchange Commission. On September 29, 2003, these shares were split at the rate of 10 shares for 1.

On July 23, 2003, Peter Nelipa, Suzanne Lilly, Taragh Bracken and Burgio Family Holdings Inc. were issued 400,000 shares of our $.001 par value common stock in exchange for their services relating to founding and organizing the business, which were valued at $40,000. The shares were issued in a transaction that we believe satisfies the requirements of that certain exemption from the registration requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that Act by the Securities and Exchange Commission. On September 29, 2003, these shares were split at the rate of 10 shares for 1.

(b)  Underwriters and Other Purchasers.

     Not applicable

(c)  Consideration.

     See (a) above.

(d)  Exemption from Registration Claimed.

     See (a) above.

                                    EXHIBITS
                                    --------

A.   Exhibits

The following exhibits are attached hereto:

Exhibit Number     Title
----------------   -------------------------------------------------------------
3.1                Certificate of Incorporation*
3.2                Certificate of Amendment to Certificate of Incorporation*
3.3                Bylaws*
4.1                Specimen stock certificate*
4.2                Option Agreement, dated as of July 23, 2003, among Peter
                   Nelipa, Suzanne Lilly, Taragh Bracken, and Monaco Group*
5.1                Opinion of Stepp Law Group*
10.1               Loan Facility Agreement, dated as of July 24, 2003, among
                   Burgio Family Holdings Inc. and Monaco Group*
21.1               List of Subsidiaries*
23.1               Consent of Amisano Hanson, Certified Public Accountants
23.2               Consent of Stepp Law Group (included in Exhibit 5.1)

* Previously filed on November 17, 2003 on Form SB-2 and incorporated by reference herein.

B.   Financial Statement Schedules

All schedules are omitted because they are not applicable or the required information is shown in our consolidated financial statements and related notes attached to the prospectus.

UNDERTAKINGS
------------

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(1)  The undersigned Registrant hereby undertakes to:

(2) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to;

     (i) Include any prospectus required by Section 10(a)(3) for the Securities Act of 1933, as amended (the "Securities Act");

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) Include any additional changed material information on the plan of distribution.

(3) For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(4) File a post-effective amendment to remove from registration any of the securities, which remain unsold at the end of the offering.

                                   SIGNATURES
                                   ----------


In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in Etobicoke, Ontario, Canada on April 5, 2004.


MONACO GROUP INC.

SIGNATURE                                   TITLE

/s/ Mr. Peter Nelipa                        President and Director
------------------------------------
Mr. Peter Nelipa


In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:



/s/ Peter Nelipa                            April 5, 2004
------------------------------------
Peter Nelipa
President, Secretary, Director


*
/s/ Peter Nelipa                            April 5, 2004
------------------------------------
Suzanne Lilly
Chief Financial Officer, Treasurer, Director


*
/s/ Peter Nelipa                            April 5, 2004
------------------------------------
Taragh Bracken
Director


* Executed by Peter Nelipa pursuant to power of attorney dated November 14, 2003, as filed on November 17, 2003 on Form SB-2.

                                Index of Exhibits


Exhibit Number     Title
---------------    -------------------------------------------------------------
3.1                Certificate of Incorporation*
3.2                Certificate of Amendment to Certificate of Incorporation*
3.3                Bylaws*
4.1                Specimen stock certificate*
4.2                Option Agreement, dated as of July 23, 2003, among Peter
                   Nelipa, Suzanne Lilly, Taragh Bracken, and Monaco Group*
5.1                Opinion of Stepp Law Group*
10.1               Loan Facility Agreement, dated as of July 24, 2003, among
                   Burgio Family Holdings Inc. and Monaco Group*
21.1               List of Subsidiaries*
23.1               Consent of Amisano Hanson, Certified Public Accountants
23.2               Consent of Stepp Law Group (included in Exhibit 5.1)

* Previously filed on November 17, 2003 on Form SB-2 and incorporated by reference herein.